                                                                  EXHIBIT 3.2.16


                                    BY-LAWS

                                      OF

                               [              ]

                                  ARTICLE I.
                                  ---------


                         Certificate of Incorporation
                         ----------------------------

     These by-laws, the powers of the corporation and of its directors and stockholders, and all matters concerning the conduct and regulation of the business of the corporation shall be subject to such provisions in regard thereto as are set forth in the certificate of incorporation filed pursuant to the General Corporation Law of Delaware which is hereby made a part of these by-laws.

     The term "certificate of incorporation" in these by-laws, unless the context requires otherwise, includes not only the original certificate of incorporation filed to create the corporation but also all other certificates, agreements of merger or consolidation, plans of reorganization, or other instruments, howsoever designated, filed pursuant to the General Corporation Law of Delaware which have the effect of amending or supplementing in some respect the corporation's original certificate of incorporation.

                                  ARTICLE II.
                                  ----------

                                Annual Meeting
                                --------------

     An annual meeting of stockholders shall be held for the election of directors and for the transaction of any other business for the transaction of which the meeting shall have been properly convened in each year at such place, within or without the State of Delaware, and at such time as shall be fixed by the board of directors and specified in the notice of the meeting, if such date is not a legal holiday and if a legal holiday, then at the same hour on the next succeeding day not a legal holiday. Any other proper business may be transacted at the annual meeting. If the annual meeting for election of directors shall not be held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

                                 ARTICLE III.
                                 ------------

                       Special Meetings of Stockholders
                       --------------------------------

     Special meetings of the stockholders may be held either within or without the State of Delaware, at such time and place and for such purposes as shall be specified in a call for such meeting made by the board of directors or by a writing filed with the secretary signed by the president or by a majority of the directors.

                                  ARTICLE IV.
                                  ----------

                       Notice of Stockholders' Meetings
                       --------------------------------

     Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, which notice shall be given not less than ten nor more than fifty days before the date of the meeting, except where longer notice is required by law, to each stockholder entitled to vote at such meeting, by leaving such notice with him or by mailing it, postage prepaid, directed to him at his address as it appears upon the records of the corporation. In case of the death, absence, incapacity or refusal of the secretary, such notice may be given by a person designated either by the secretary or by the person or persons calling the meeting or by the board of directors. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                                  ARTICLE V.
                                  ---------

                   Quorum of Stockholders; Stockholder List
                   ----------------------------------------

     At any meeting of the stockholders, a majority of all shares issued and outstanding and entitled to vote upon a question to be considered at the meeting shall constitute a quorum for the consideration of such question when represented at such meeting by the holders thereof in person or by their duly constituted and authorized attorney or attorneys, but a lesser interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting a majority of the stock so represented thereat and entitled to vote shall, except where a larger vote is required by law, by the certificate of incorporation or by these by-laws, decide any question brought before such meeting.

     The secretary or other officer having charge of the stock ledger shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall have been specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Said list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders required by this Article or the books of the corporation, or the stockholders entitled to vote in person or by proxy at any meeting of stockholders.

                                  ARTICLE VI.
                                  ----------

                              Proxies And Voting
                              ------------------

     Except as otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy but (except as otherwise expressly permitted by law) no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period or so long as it is coupled with an interest sufficient in law to support an irrevocable power.

     Unless otherwise provided in the certificate of incorporation, any action required by law to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                 ARTICLE VII.
                                 -----------

                           Stockholders' Record Date
                           -------------------------

     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

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     If no record date is fixed:

     (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     (2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be at the close of business on the day on which the first written consent is expressed.

     (3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                                 ARTICLE VIII.
                                 ------------

                              Board of Directors
                              ------------------

     Except as otherwise provided by law or by the certificate of incorporation, the business and affairs of the corporation shall be managed by the board of directors.

     The number of directors shall be such number, not fewer than one nor more than four, as may be fixed for any corporate year and elected by the stockholders at the annual meeting. During any year the board of directors may be enlarged and additional directors elected to complete the enlarged number, to not more than the maximum number above specified, by the stockholders at any meeting or by a vote of a majority of the directors then in office. The stockholders may, at any meeting held for the purpose during such year, decrease, to not fewer than the minimum number above specified, the number of directors as thus fixed or enlarged and remove directors to the decreased number. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. No director need be a stockholder.

                                  ARTICLE IX.
                                  ----------

                                  Committees
                                  ----------

     The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee and may define the number and qualifications which shall constitute a quorum of such committee. Except as otherwise limited by law, any such committee, to the extent provided in the resolution appointing such committee, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

                                  ARTICLE X.
                                  ---------

             Meetings of the Board of Directors and of Committees
             ----------------------------------------------------

     Regular meetings of the board of directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the board may by vote from time to time determine.

     Special meetings of the board of directors may be held at any place either within or without the State of Delaware at any time when called by the president, treasurer, secretary or two or more directors, reasonable notice of the time and place thereof being given to each director. A waiver of such notice in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. In any case it shall be deemed sufficient notice to a director to send notice by mail at least forty-eight hours, or to deliver personally or to send notice by telegram at least twenty-four hours, before the meeting, addressed to him at his usual or last known business or residence address.

     Unless otherwise restricted by the certificate of incorporation or by other provisions of these by-laws, (a) any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or of such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the board or committee, and (b) members of the board of directors or of any committee designated by the board may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                                  ARTICLE XI.
                                  ----------

                       Quorum of The Board of Directors
                       --------------------------------

     Except as otherwise expressly provided in the certificate of incorporation or in these by-laws, a majority of the total number of directors in office at the time shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time. Except as otherwise so expressly provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, provided, that the affirmative vote in good faith of a majority of the disinterested directors, even though the disinterested directors shall be fewer than a quorum, shall be sufficient to authorize a contract or transaction in which one or more directors have interest if the material facts as to such interest and the relation of the interested directors to the contract or transaction have been disclosed or are known to the directors.

                                 ARTICLE XII.
                                 -----------

                         Waiver of Notice of Meetings
                         ----------------------------

     Whenever notice is required to be given under any provision of law or the certificate of incorporation or by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or the by-laws.

                                 ARTICLE XIII.
                                 ------------

                              Officers and Agents
                              -------------------

     The corporation shall have a president, secretary and treasurer, who shall be chosen by the directors, each of whom shall hold his office until his successor has been chosen and qualified or until his earlier resignation or removal. The corporation may have such other officers and agents as are desired, each of whom shall be chosen by the board of directors and shall hold his office for such term and have such authority and duties as shall be determined by the board of directors. The board of directors may secure the fidelity of any or all of such officers or agents by bond or otherwise. Any number of offices may be held by the same person. Each officer shall, subject to these by-laws, have in addition to the duties and powers herein set forth, such duties and powers as the board of directors shall from time to time designate. In all cases where the duties of any officer, agent or employee are not specifically prescribed by the by-laws, or by the board of directors, such officer, agent or employee shall obey the orders and instructions of the president. Any officer may resign at any time upon written notice to the corporation.

                                 ARTICLE XIV.
                                 ------------

                                   President
                                   ---------

     The president shall, subject to the direction and under the supervision of the board of directors, be the chief executive officer of the corporation and shall have general and active control of its affairs and business and general supervision over its officers, agents and employees. Except as otherwise voted by the board he shall preside at all meetings of the stockholders and of the board of directors at which he is present. The president shall have custody of the treasurer's bond, if any.

                                  ARTICLE XV.
                                  ----------

                                   Secretary
                                   ---------

     The secretary shall record all the proceedings of the meetings of the stockholders and directors in a book, which shall be the property of the corporation, to be kept for that purpose, and perform such other duties as shall be assigned to him by the board of directors. In the absence of the secretary from any such meeting, a temporary secretary shall be chosen, who shall record the proceedings of such meeting in the aforesaid book.

                                 ARTICLE XVI.
                                 -----------

                                   Treasurer
                                   ---------

     The treasurer shall, subject to the direction and under the supervision of the board of directors, have the care and custody of the funds and valuable papers of the corporation, except his own bond, and he shall, except as the board of directors shall generally or in particular cases authorize the endorsement thereof in some other manner, have power to endorse for deposit or collection all notes, checks, drafts and other obligations for the payment of money to the corporation or its order. He shall keep, or cause to be kept, accurate books of account, which shall be the property of the corporation.

                                 ARTICLE XVII.
                                 ------------

                    Indemnification of Officers and Others
                    --------------------------------------

     Section 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was an officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo
                                                                         ----
contendere or its equivalent, shall not, of itself, create a presumption that
----------
the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was an officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, against expenses (including attorneys' fees) actually and, reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 3. To the extent that an officer of the corporation or person serving at the request of the corporation as a director or officer of another corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article XVII or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     Section 4. Any indemnification under Sections 1 or 2 of this Article XVII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer or person serving at the request of the corporation as a director or officer of another corporation is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Section of this Article XVII under which indemnification is sought. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

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

     Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the officer or person serving at the request of the corporation as a director or officer of another corporation to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article XVII.

     Section 6. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article XVII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     Section 7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was an officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation against any liability asserted against him or her and incurred by him or her in, any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article XVII.

     Section 8. For purposes of this Article XVII, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, shall stand in the same position under the provisions of this Article XVII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     Section 9. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XVII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an officer, employee or person serving at the request of the corporation as a director or officer of another corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                ARTICLE XVIII.
                                -------------

                                   Removals
                                   --------

     The stockholders may, at any meeting called for the purpose, by vote of a majority of the capital stock issued and outstanding and entitled to vote thereon, remove any director from office.

     The board of directors may, at any meeting called for, the purpose, by vote of a majority of their entire number remove from office any officer or agent of the corporation or any member of any committee appointed by the board of directors or by any committee appointed by the board of directors or by any officer or agent of the corporation.

                                 ARTICLE XIX.
                                 -----------

                                   Vacancies
                                   ---------

     Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office (though less than a quorum) or by a sole remaining director and each of the incumbents so chosen shall hold office for the unexpired term in respect of which the vacancy occurred and until his successor shall have been duly elected and qualified or for such shorter period as shall be specified in the filling of such vacancy or, if such vacancy shall have occurred in the office of director, until such a successor shall have been chosen by the stockholders.

                                  ARTICLE XX.
                                  -----------

                             Certificates of Stock
                             ---------------------

     Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors (if one shall be incumbent) or the president or a vice-president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, certifying the number of shares owned by him in the corporation. If such certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signatures on the certificate may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such class or series of stock or there shall be set forth on the face or back of the certificates which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish, without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any restriction imposed upon the transfer of shares or registration of transfer of shares shall be noted conspicuously on the certificate representing the shares subject to such restriction.

                                 ARTICLE XXI.
                                 -----------

                              Loss of Certificate
                              -------------------

     The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the directors may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate in its place and upon such other terms or without any such bond which the board of directors shall prescribe.

                                 ARTICLE XXII.
                                 ------------

                                     Seal
                                     ----

     The corporate seal shall, subject to alteration by the board of directors, consist of a flat-faced circular die with the word "Delaware" together with the name of the corporation and the year of its organization cut or engraved thereon. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                ARTICLE XXIII.
                                -------------

                              Execution of Papers
                              -------------------

     Except as otherwise provided in these by-laws or as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation, shall be signed by the president or by the treasurer.

                                 ARTICLE XXIV.
                                 ------------

                                  Fiscal Year
                                  -----------

     Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall end on the last day of December of each year.

                                 ARTICLE XXV.
                                 -----------

                                  Amendments
                                  ----------

     Except as otherwise provided by law or by the certificate of incorporation, these by-laws, as from time to time altered or amended, may be made, altered or amended at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration or amendment or new by-law or the article or articles to be affected thereby. If the certificate of incorporation so provides, these by-laws may also be made, altered or amended by a majority of the whole number of directors. Such action may be taken at any meeting of the board of directors, of which notice shall have been given as for a meeting of stockholders.

                          SCHEDULE TO EXHIBIT 3.2.13
                          --------------------------

The following entities have the Form A of Bylaws included as Exhibit 3.2.13, with any changes from the form noted:

1. Harborside Health I Corporation

2. KHI Corporation